Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Tributary Funds Inc.:

We consent to the use of our reports dated May 23, 2011, incorporated herein by reference, and to the references to our firm under the headings “FINANCIAL HIGHLIGHTS” in the Prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP
Chicago, Illinois
July 26, 2011